Consent of Independent Registered Public Accounting Firm
As independent registered public accountants, we consent to the incorporation by reference of our report dated June 25, 2008 relating to the financial statements and supplemental schedule of The Rockland Trust Company Employee Savings, Profit Sharing and Stock Ownership Plan, as of December 31, 2007 and 2006 and for the year ended December 31, 2007 included in this Form 11-K, into the Company’s previously filed Registration Statement on Form S-8 (No. 333-31107) of Independent Bank Corp.
/s/ Vitale, Caturano & Company, Ltd.
Boston Massachusetts
June 25, 2008